Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Jon Puckett	Kevin Lightfoot
Vice President	Vice President
Investor Relations	Corporate Communications
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8281	214-841-8191
jon.puckett@acs-inc.com	kevin.lightfoot@acs-inc.com
ACS Announces First Quarter Fiscal Year 2009 Results
Resilient Business Model Delivers Strong Signings & Earnings Growth
DALLAS, TEXAS: Oct 30, 2008 — Affiliated Computer Services, Inc., (NYSE: ACS) today announced first quarter fiscal year 2009 revenues of $1.6 billion, an 8% increase, excluding divestitures, compared to the prior year quarter. Internal revenue growth was 5% for the first quarter of fiscal year 2009. Adjusted non-GAAP diluted earnings per share for the first quarter of fiscal years 2009 and 2008 were $0.89 and $0.77, respectively, representing a 16% increase. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.
During the first quarter, new business signings totaled $203 million of annual recurring revenue, resulting in the highest trailing twelve month signings in our history at $863 million in annual recurring revenue.
“Our first quarter results reflect the resiliency of our business model which is built on long-term contracts and recurring revenue,” said Lynn Blodgett, president and chief executive officer of ACS. “We grew revenue, adjusted operating income and adjusted earnings per share and we reached the highest level of trailing twelve month signings in our history. I want to thank our clients for their trust in ACS and our employees for their dedication to delivering excellent service. We plan to further strengthen our business in fiscal 2009 through increased focus on sales, significantly increasing our offshore presence, fortifying client relationships and remaining disciplined with respect to our use of cash.”
Key highlights from ACS’ fiscal year 2009 first quarter include:
•	The Company generated new business signings of $203 million in annual recurring revenue with an estimated total contract value of approximately $774 million. Commercial signings represented 45% of new business signings and Government contributed 55%. From a service line perspective, business process outsourcing contributed 87% of new business signings and 13% were information technology outsourcing.

•	Total revenues were $1.6 billion and represented 8% growth, excluding divestitures, of which 5% was internal. The Commercial segment contributed 60% of revenues and grew 10%, excluding divestitures, with 6% internal growth. The Government segment contributed 40% of revenues and grew 6%, excluding divestitures, with 4% internal growth.

•	Adjusted non-GAAP operating income for the first quarter was $178 million, a 9% increase over the prior year quarter adjusted non-GAAP operating income. Adjusted non-GAAP operating margin was 11.1%, a 10 basis point increase from the prior year quarter adjusted non-GAAP operating margin.

•	Adjusted non-GAAP diluted earnings per share for the first quarter of fiscal years 2009 and 2008 were $0.89 and $0.77, respectively, representing a 16% increase. First quarter fiscal year 2009 reported GAAP diluted earnings per share was $0.85 as compared to $0.65 in the prior year first quarter. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.

•	Cash flow during the first quarter of the Company’s fiscal year is typically the lowest of the year due to the timing of our annual management incentive compensation payments and payroll. Cash flow from operating activities was $63 million, or 4% of revenues, representing an increase of $55 million over the prior year quarter primarily due to growth in earnings and improved accounts receivable collections. Capital expenditures and additions to intangible assets were approximately $74 million, or 5% of revenues. Free cash flow during the quarter was negative $11 million, representing an improvement of $56 million over the prior year quarter.
ACS will discuss its financial results on a conference call and web cast on www.acs-inc.com at 3:30 p.m. central time today. During the conference call, management will refer to a presentation provided on the Investor Relations page of ACS’ website and will use certain non-generally accepted accounting principles (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will also be provided.
ACS, a FORTUNE 500 company with 63,000 employees supporting client operations in more than 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” Visit ACS on the Internet at www.acs-inc.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995).   Actual performance may differ materially from those statements due to  risks, uncertainties and other factors, including our issued debt, uncommitted debt capacity, and debt service costs, including any reductions in our credit rating; the reversal on appeal of the determination we did not default on our Senior Notes; the impact of the legal and regulatory environment, including the effect of claims and litigation; a decline of revenues from, or the loss or failure of, significant clients; the recoverability of capital investments in connection with our contracts; fluctuations in our non-recurring revenue;

competitive conditions and their impact; customer satisfaction with our services; our dependency on third party providers; our success in identifying, acquiring and integrating businesses and technologies and in managing our operations and growth; the impact of contract provisions, such as termination rights, pricing provisions and service level penalties; our success in timely signing and commencing new business; risks in our international and domestic operations, including foreign currency exchange rates; and other factors, including those set forth under “Risk Factors” in our filings with the Securities and Exchange Commission. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results.  We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
In thousands, except per share amounts
(Unaudited)

	Three months ended
	September 30,
	2008	2007
Revenues	$1,604,454	$1,493,083

Operating expenses:
Cost of revenues:

Wages and benefits	734,016	699,949

Services and supplies	373,505	341,766

Rent, lease and maintenance	202,143	184,918

Depreciation and amortization	97,606	90,824

Other	10,348	6,915

Total cost of revenues	1,417,618	1,324,372

Other operating expenses	14,088	23,310

Total operating expenses	1,431,706	1,347,682

Operating income	172,748	145,401

Interest expense	35,208	43,970

Other non-operating expenses (income), net	3,700	(680)

Pretax profit	133,840	102,111

Income tax expense	50,205	35,967

Net income	$83,635	$66,144

Earnings per share:

Basic	$0.86	$0.66

Diluted	$0.85	$0.65

Shares used in computing earnings per share:

Basic	97,307	99,721

Diluted	98,091	100,986
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
In thousands
(Unaudited)

	September 30,	June 30,
	2008	2008

Assets
Cash and cash equivalents	$434,815	$461,883
Accounts receivable, net	1,459,272	1,378,285
Income taxes receivable	—	7,076
Other current assets	261,953	255,872

Total current assets	2,156,040	2,103,116

Property, equipment, and software, net	897,785	920,637
Goodwill	2,764,591	2,785,164
Other intangible assets, net	428,356	444,479
Other assets	199,121	216,003

Total Assets	$6,445,893	$6,469,399

Liabilities:
Accounts payable	$197,167	$198,191
Accrued compensation and benefits	154,443	244,888
Other accrued liabilities	354,351	338,861
Income taxes payable	21,493	—
Deferred taxes	83,072	82,017
Current portion of long-term debt	46,978	47,373
Current portion of unearned revenue	172,921	173,809

Total current liabilities	1,030,425	1,085,139

Long-term debt	2,323,692	2,357,541
Deferred taxes	424,812	411,836
Other long-term liabilities	299,719	306,509

Total Liabilities	4,078,648	4,161,025

Total Stockholders’ Equity	2,367,245	2,308,374

Total Liabilities and Stockholders’ Equity	$6,445,893	$6,469,399

Frequently Used Terms
New business signings — while there are no third party standards or requirements governing the calculation of new business signings, we define new business signings as annual recurring revenue from new contracts and the incremental portion of renewals that are signed during the period, which represents the estimated first twelve months of revenue to be recorded under the contracts after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Total contract value — represents estimated total revenue over the term of the contract.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including adjusted non-GAAP earnings per share, free cash flow and internal revenue growth to provide both management and investors a more complete understanding of the Company’s underlying operational trends and results.
Management uses these non-GAAP measures to provide additional meaningful comparisons between current results and prior results, and as a basis for planning and forecasting for future periods.
Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results — In addition to reporting operating income, pretax income, net income and earnings per share on a GAAP basis, the Company has also made certain non-GAAP adjustments which are described in “Description of Non-GAAP Adjustments” and are reconciled to the corresponding GAAP measures in the attached financial schedules titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items” included in this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are infrequently occurring or that are non-operational in nature. Management believes that the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information. Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends, as well as making financial comparisons to prior periods presented on a similar basis. The Company’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to prior periods, and the Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand the Company’s comparative operating performance for the periods presented.
The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although the Company’s management believes non-GAAP measures are useful in evaluating the performance of its business, the Company acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating the Company’s results.
Description of Non-GAAP Adjustments:
The following items are included in our presentation of Non-GAAP adjustments:
1.	Costs related to our internal investigation of our stock option grant practices, investigations begun by the Securities and Exchange Commission and Department of Justice, and shareholder derivative suits, net of insurance reimbursements: The Company has incurred costs related to our internal investigation, as well as those of the SEC and DOJ. In addition, several derivative lawsuits have been filed in connection with our stock option grant practices, generally alleging claims related to breach of fiduciary duty and unjust enrichment by certain of our directors and senior executives and the Company has incurred costs related to these lawsuits. Management expects that the Company will continue to incur costs related to the ongoing investigations and derivative lawsuits (collectively, “Option Investigation Related Costs”) and has made and will continue to make claims under its directors’ and officers’ insurance policies for reimbursement of these costs, although the Company cannot predict the timing or amount, if any, of any insurance reimbursements. Management believes that these costs and related insurance reimbursements, if any, although material and recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

2.	Costs related to buyout offers and related shareholder derivative suits: The Company has incurred costs to evaluate our strategic alternatives, including the proposal from Darwin Deason, Chairman of the Board of Directors, and Cerberus. In addition, several lawsuits have been filed in connection with the announced buyout transaction, generally alleging claims related to breach of fiduciary duty, and seeking class action status (“Buyout Related Cost”). Management expects that the Company may continue to incur costs related to our evaluation of strategic alternatives and these lawsuits. Management believes that these costs, although material and possibly recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

3.	Cost related to amending certain employee stock options: During fiscal year 2007 and the first quarter of fiscal year 2008, the Company amended the exercise price of certain outstanding stock options in order to reprice all, or a portion, of the respective stock option grants to the revised accounting measurement date to avoid adverse tax consequences to individual holders under Section 409A of the Internal Revenue Code (“Section 409A”). During the first quarter of fiscal year 2008, the Company expensed approximately $1.2 million related to these amended stock options (“Amended Options”). Management believes that these costs and cash payments are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

4.	Cost related to certain former employees’ stock options: The exercise price of certain former employees’ vested, unexercised and outstanding stock options were less than the fair market value per share of ACS stock on the revised measurement dates for such stock options. During the first quarter of fiscal year 2008, the Company notified certain former employees that the Company will pay them the additional 20% income tax imposed by Section 409A if a triggering event occurs and if the employee is required to recognize and report W-2 income under Section 409A, subject to certain limitations. During the three months ended September 30, 2008 and 2007, the Company credited approximately $0.3 million and accrued approximately $0.8 million, respectively, based on the market price of ACS common stock at September 30, 2008 and 2007 and will adjust this accrual to the fair market value of ACS stock each quarter until the options are exercised (“Income Tax Reimbursements”). Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

5.	Gain related to sale of our Bindery business: In the first quarter of fiscal year 2009, the Company divested its Bindery business and recognized a pre-tax gain of $0.2 million and an after-tax loss of $0.8 million. Management believes that the Bindery business is not strategic to our ongoing operations and its sale is an isolated event. Management believes excluding the gain on its sale better reflects the performance of our continuing operations.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (GAAP)
TO ADJUSTED OPERATING INCOME (Non-GAAP)
(UNAUDITED)
(In millions)

	Three Months Ended
	September 30,
	2008	2007
Operating Income (GAAP)	$172.7	$145.4
Adjusting items, pre-tax:
Option investigation related costs	4.4	11.2
Buyout related costs	0.8	4.9
Amended options (409(a))	—	1.2
Income tax reimbursement	(0.3)	0.8
Sale of Bindery business	(0.2)	—

Adjusted Operating Income (Non-GAAP)*	$177.5	$163.5

RECONCILIATION OF NET INCOME (GAAP)
TO ADJUSTED NET INCOME (Non-GAAP)
(UNAUDITED)
(In millions)

	Three Months Ended
	September 30,
	2008	2007
Net Income (GAAP)	$83.6	$66.1
Adjusting items, net of tax:
Option investigation related costs	2.8	7.2
Buy out related costs	0.5	3.2
Amended options (409(a))	—	0.8
Income tax reimbursement	(0.2)	0.5
Sale of Bindery business	0.8	—

Adjusted Net Income (Non-GAAP)*	$87.6	$77.9

RECONCILIATION OF DILUTED EARNINGS PER SHARE (GAAP)
TO ADJUSTED DILUTED EARNINGS PER SHARE (Non-GAAP)
(UNAUDITED)

	Three Months Ended
	September 30,
	2008	2007
Diluted Earnings Per Share (GAAP)	$0.85	$0.65
Adjusting items, net of tax:
Option investigation related costs	0.03	0.07
Buy out related costs	0.01	0.03
Amended options (409(a))	—	0.01
Income tax reimbursement	—	0.01
Sale of Bindery business	0.01	—

Adjusted Diluted Earnings Per Share (Non-GAAP)*	$0.89	$0.77

*	Differences in schedule due to rounding.

Internal revenue growth - is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth.
For the three months ended September 30, 2008, the Company generated internal revenue growth of 5%. Internal revenue growth is measured as follows (unaudited, in millions):

	Three months ended September 30,
	2008	2007	Growth %(a)
Consolidated
Total Revenues	$1,604	$1,493	7%
Less: Divested	—	(8)

Adjusted Base	$1,604	$1,485	8%

Acquired Revenues*	$48	$—	3%
Internal Revenues	1,556	1,485	5%

Total	$1,604	$1,485	8%

Commercial
Total Revenues	$959	$879	9%
Less: Divested	—	(3)

Adjusted Base	$959	$876	10%

Acquired Revenues*	$34	$—	4%
Internal Revenues	925	876	6%

Total	$959	$876	10%

Government
Total Revenues	$645	$614	5%
Less: Divested	—	(5)

Adjusted Base	$645	$609	6%

Acquired Revenues*	$14	$—	2%
Internal Revenues	631	609	4%

Total	$645	$609	6%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Differences in schedule due to rounding.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (unaudited, in millions)

	Three months ended
	September 30,
	2008	2007
Free Cash Flow*
Net cash provided by operating activities	$63	$8
Less:
Purchase of property, equipment and software, net of sales	(65)	(66)
Additions to other intangible assets	(10)	(9)

Free Cash Flow	$(11)	$(67)

*	Differences in schedule due to rounding.
—end—